UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                     March 9, 2004

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                      (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7(c). Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 5. Other Events and Regulation FD Disclosure.

     On March 8, 2004, ABM Industries Incorporated entered into an Asset Purchase Agreement with SSA Holdings II, LLC, a North Carolina limited liability company, and its wholly owned subsidiary Security Services of America, LLC, a North Carolina limited liability company (collectively, “SSA”), and its members, to acquire substantially all of the operating assets of SSA for an initial consideration of $40.7 million, net of liabilities assumed totaling $0.3 million. Additional consideration includes contingent payments equal to 20% to 25% of adjusted earnings before interest and taxes, depending upon the level of actual earnings, for each of the years in the five-year period commencing on the closing date.

     SSA, also known as “Silverhawk Security Specialists” and “Elite Protection Services”, is a full service private security and investigative firm with a diverse client base that includes small, medium and large businesses throughout the Southeast and Midwest regions of the United States. SSA generated $90.4 million in revenues for the year ended December 31, 2003.

     A copy of the press release regarding the SSA acquisition is filed as Exhibit 99.1, which is incorporated into this item by reference.

     On March 9, 2004, ABM Industries Incorporated issued a press release announcing that a quarterly dividend of $0.10 per share would be paid on May 3, 2004, to the record holders of common stock as of the close of business on April 12, 2004. A copy of the press release is attached as Exhibit 99.2, which is incorporated into this item by reference.

Item 7(c). Exhibits.

99.1	Press release of ABM Industries Incorporated dated March 9, 2004, announcing the acquisition of substantially all of the operating assets of SSA.
99.2	Press release of ABM Industries Incorporated dated March 9, 2004, announcing the declaration of a dividend.

Item 12. Results of Operations and Financial Condition.

     On March 9, 2004, ABM Industries Incorporated issued a press release announcing financial results related to the first quarter of fiscal year 2004. A copy of the press release is attached as Exhibit 99.3, which is incorporated into this item by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: March 9, 2004	By:	/s/ George B. Sundby
George B. Sundby
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of ABM Industries Incorporated dated March 9, 2004, announcing the acquisition of substantially all of the operating assets of SSA.
99.2	Press release of ABM Industries Incorporated dated March 9, 2004, announcing the declaration of a dividend.
99.3	Press release of ABM Industries Incorporated dated March 9, 2004, announcing financial results related to the first quarter of fiscal year 2004.